CANADA/OFFSHORE

SUBSCRIPTION AGREEMENT FOR COMMON SHARES

TO:	MegaWest Energy Corp. (the "Corporation")

AND TO:	Tristone Capital Inc. (the "Agent")

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of Common Shares ("Shares") in the capital of the Corporation set forth below for the aggregate subscription price set forth below (the "Aggregate Subscription Price"), representing a subscription price of US$0.60 per Share, upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Shares of MegaWest Energy Corp." attached hereto (together with the face pages and the attached Exhibits, the "Subscription Agreement").

Number of Shares:
(Name of Subscriber - please print)
By:
(Authorized Signature)	Aggregate Subscription Amount:
(No. of Shares x US$0.60 per Share)

(Official Capacity or Title - please print)

Disclosed Beneficial Purchaser Information:
(Please print name of individual whose signature appears above if
different than the name of the Subscriber printed above.)	If the Subscriber is signing as agent for a principal pursuant to section 3(f)(i) or 3(g) (the "Disclosed Beneficial Purchaser"),
complete the following and ensure that Exhibit 1 is completed on
(Subscriber's Residential Address)	behalf of such principal or, if applicable, ensure that Exhibit 2 is completed on behalf of such principal:

(Name of Principal)
(Telephone Number) (E-Mail Address)
(Principal's Residential Address, Telephone Number and E-mail
Address)

Register the Shares as set forth below:	Deliver the Shares as set forth below:

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)	(Contact Name)

(Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (as defined herein) (save and except as waived by the Agent) and that the Subscriber is entitled to rely thereon as if the Subscriber was a party thereto.

_________________________ , 2008

MEGAWEST ENERGY CORP.	Subscription No.:

By:

This agreement comprises 8 pages (not including Exhibits 1 and 2)

2	CANADA/OFFSHORE

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
SHARES OF MEGAWEST ENERGY CORP.

INSTRUCTIONS: To properly complete this Subscription Agreement:
(1)	All subscribers must complete all boxes on the face page;
(2)	All Canadian subscribers subscribing as an accredited investor must complete and sign Exhibit 1;
(3)	All non-Canadian subscribers must complete and sign Exhibit 2; and
(4)	All subscribers should return their completed documents, to Tristone Capital Inc., Attn: Rita Sivadas at Suite 2020, 335
- 8th Avenue S.W., Calgary, Alberta, T2P 1C9; Telephone: 403.539.4347; Fax: 403.303.8658; Email:
rsivadas@tristonecapital.com.

Terms of the Offering

1. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection, acceptance or allotment by the Corporation in whole or in part.

2. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to 26,750,000 Shares at a subscription price of US$0.60 per Share (the "Offering") but that completion of the Offering is not subject to the Corporation receiving any minimum amount of subscriptions.

Representations, Warranties and Covenants by Subscriber

3. The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation and the Agent (and acknowledges that the Corporation, the Agent, and their respective counsel, are relying thereon) that both at the date hereof and at the Closing Time (as defined herein):

(a)

it has been independently advised as to restrictions with respect to trading in the Shares imposed by applicable securities laws, confirms that no representation has been made to it by or on behalf of the Corporation or the Agent with respect thereto, acknowledges that it is aware of the characteristics of the Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Shares except in accordance with limited exemptions under applicable securities laws and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and it agrees that any certificates representing the Shares are to bear the following legend indicating that the resale of such securities is restricted:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE WHICH IS FOUR MONTHS FROM THE CLOSING DATE;

and the Subscriber further acknowledges that it has been advised to consult its own legal counsel in its jurisdiction of residence for full particulars of the resale restrictions applicable to it; and

(b)

it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, other than an offering memorandum, the content of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Shares; and

3	CANADA/OFFSHORE

(c)

it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display and the internet) with respect to the distribution of the Shares; and

(d)

it understands that the Shares are being offered for sale only on a "private placement" basis and that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence (i) certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber, (ii) the Subscriber is restricted from using most of the civil remedies available under securities legislation, (iii) the Subscriber may not receive information that would otherwise be required to be provided to it under securities legislation, and (iv) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(e)

unless it is purchasing under section 3(f) or (g), it is purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Shares, it is resident in the jurisdiction set out as the "Subscriber's Residential Address" on the face page hereof and it is an "accredited investor", as such term is defined in National Instrument 45-106 entitled "Prospectus and Registration Exemptions" ("NI 45-106") promulgated under Canadian securities legislation, it was not created and is not being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106 and has concurrently executed and delivered a Representation Letter in the form attached to this Subscription Agreement as Exhibit 1 and specifically represents and warrants that one or more of the categories set forth in Appendix A attached to the Representation Letter correctly, and in all respects, describes the Subscriber, and will describe the Subscriber as at the Closing Date (as defined herein), and the Subscriber has so indicated by initialling the category in such Appendix A which so describes it; or

(f)

if it is not purchasing as principal or pursuant to section 3(g), it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Shares, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Shares for whom it may be acting, and it and each beneficial purchaser is resident in the jurisdiction set out as the "Subscriber's Residential Address" and:

(i)

it is acting as agent for a Disclosed Beneficial Purchaser, who is disclosed on the face page of this Subscription Agreement, who is resident in the jurisdiction set out as the "Principal's Residential Address" and who complies with section 3(e) hereof as if all references therein were to the Disclosed Beneficial Purchaser rather than to the Subscriber and the Subscriber has concurrently executed and delivered a Representation Letter in the form attached hereto as Exhibit 1 on behalf of such Disclosed Beneficial Purchaser on behalf of such Disclosed Beneficial Purchaser ; or

(ii)

it is an "accredited investor" as such term is defined in paragraphs (p) or (q) of the definition of "accredited investor" in NI 45-106 and reproduced in Appendix A to Exhibit 1 of this Subscription Agreement (provided, however, that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction in Canada) and has concurrently executed and delivered a Representation Letter in the form attached hereto as Exhibit 1 and has initialled Appendix A thereto indicating that the Subscriber satisfies one of the categories of "accredited investor" set out in paragraphs (p) or (q) of Appendix A thereto; or

(g)

it, and each person on whose behalf the Subscriber is contracting, is a resident of a jurisdiction outside of both Canada and the United States, it has concurrently executed and delivered a Representation Letter in the form attached to this Subscription Agreement as Exhibit 2 and will provide such evidence of

4	CANADA/OFFSHORE

compliance with all matters described in such Representation Letter as the Corporation, the Agent or their respective counsel may request; and

(h)	it acknowledges that:

	(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares; and

	(ii)	there is no government or other insurance covering the Shares; and

	(iii)	there are risks associated with the purchase of the Shares; and

(iv)

there are restrictions on the Subscriber's ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Shares; and

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta), the Securities Act (British Columbia), The Securities Act, 1988 (Saskatchewan) and the Securities Act (Ontario) and other applicable securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta), the Securities Act (British Columbia), The Securities Act, 1988 (Saskatchewan) and the Securities Act (Ontario) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(i)

the Shares have not been offered to the Subscriber (or any person on whose behalf the Subscriber is contracting) in the United States, and the individuals making the order to purchase the Shares and executing and delivering this Subscription Agreement were not in the United States when the order was placed and this Subscription Agreement was executed and delivered; and

(j)

it is not a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Shares on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

(k)

it is aware that the Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and that these securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Shares; and

(l)

it undertakes and agrees that it will not offer or sell any of the Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Shares, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(m)	it has not purchased the Shares as a result of any form of directed selling efforts in the United States, as such term is defined in Regulation S under the U.S. Securities Act; and

5	CANADA/OFFSHORE

(n)

it understands and acknowledges that the Corporation (i) is under no obligation to be or to remain a "foreign issuer", as such term is defined in the U.S. Securities Act, (ii) may not, at the time the Subscriber sells the Shares or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions that could cause the Corporation not to be a foreign issuer; and

(o)

if it is not an individual, it pre-existed the offering of the Shares and has a bona fide business purpose other than the investment in the Shares and was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

(p)

if it is a corporation, partnership, trust, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, trustees, fiduciaries, shareholders, partners, stakeholders, holders of voting securities or otherwise have been given and obtained; and

(q)	if it is an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(r)

the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber (or any person on whose behalf the Subscriber is contracting), or if the Subscriber (or any person on whose behalf the Subscriber is contracting) is not a natural person, any of such person's constating documents, or any agreement to which such person is a party or by which it is bound; and

(s)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(t)

in the case of a subscription by it for Shares acting as agent for a principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal; and

(u)

it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Shares and is able to, and agrees to, bear the economic risk of loss of its investment or, where it is not purchasing as principal, each beneficial purchaser is able to, and agrees to, bear the economic risk of loss of its investment; and

(v)

except for the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined herein), it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or the Agent, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Agent, and agrees that the Agent and the Agent's counsel assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information or as to whether all information concerning the Corporation required to be disclosed by the Corporation has been generally disclosed and acknowledges that the Corporation's counsel and the Agent's counsel are acting as counsel to the Corporation and the Agent, respectively, and not as counsel to the Subscriber (or any person on whose behalf the Subscriber is contracting); and

(w)

if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Shares including, without limitation: (A) a Representation Letter in the form attached as

6	CANADA/OFFSHORE

Exhibit 1 hereto; and (B) if the Subscriber, or if applicable, the Disclosed Beneficial Purchaser, is resident outside of Canada, a Representation Letter in the form attached as Exhibit 2 hereto; and

(x)

the acquisition of the Shares hereunder by the Subscriber (and each person on whose behalf the Subscriber is contracting) will not result in the Subscriber (or any such person) becoming a "control person" in respect of the Corporation, as defined under applicable securities laws; and

(y)

no person has made to the Subscriber (or any person on whose behalf the Subscriber is contracting) any written or oral representations (i) that any person will resell or repurchase the Shares (except in accordance with the articles of the Corporation), or (ii) that any person will refund the purchase price of the Shares, or (iii) as to the future price or value of the Shares; and

(z)

the Aggregate Subscription Price which will be advanced by the Subscriber to the Agent or the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA; and to the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

(aa)

the Subscriber (including any person on whose behalf the Subscriber is contracting) has been encouraged to obtain independent legal, income tax and investment advice with respect to this subscription for the Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber (and each person on whose behalf the Subscriber is contracting) for purposes of giving representations, warranties and covenants under this Subscription Agreement; and

(bb)

none of the securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the shares of the Company's common stock on the OTC Bulletin Board.

Closing

4. The Subscriber agrees to deliver to Tristone Capital Inc. at Suite 2020, 335 - 8th Avenue S.W., Calgary, Alberta T2P 1C9, Attention: Rita Sivadas, Telephone: 403.539.4347; Fax: 403.303.8658; Email: rsivadas@tristonecapital.com, not later than 5:00 p.m. (Calgary time) on the day that is three business days before the Closing Date (as defined below): (a) this duly completed and executed Subscription Agreement, including all applicable Exhibits; and (b) a certified cheque or bank draft payable to "Tristone Capital Inc." for the Aggregate Subscription Amount or payment of the same amount in such other manner as is acceptable to the Agent. If this Subscription Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the subscription amount will be promptly returned to it without interest.

5. The sale of the Shares pursuant to this Subscription Agreement will be completed at the offices of Macleod Dixon LLP, the Corporation's counsel, in Calgary, Alberta at 8:00 a.m. or such other time as is established by the Corporation and the Agent (the "Closing Time") on May 15, 2008 or such other date as is established by the Corporation and the Agent (the "Closing Date"). If at the Closing Time the Agent is satisfied that all of the Agent's terms and conditions for the Offering have been satisfied or waived by them, the Agent shall deliver to the Corporation all completed subscription agreements, including this Subscription Agreement, and deliver to the Corporation the aggregate subscription proceeds for the Offering in accordance with the Agency Agreement, against delivery by the Corporation of the certificates representing the Shares and such other documentation as may be required.

7	CANADA/OFFSHORE

6. The Corporation and the Agent shall be entitled to rely on an executed copy of this Subscription Agreement delivered via facsimile or electronically (including e-mail), and acceptance by the Corporation of such executed copy of this Subscription Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. If less than a complete copy of this Subscription Agreement is delivered to the Corporation at the Closing Time, the Corporation and the Agent shall be entitled to assume that the Subscriber accepts and agrees with all of the terms and conditions of this Subscription Agreement on the pages not delivered at the Closing Time unaltered.

General

7. The Subscriber, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the Subscriber's execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Shares. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and the Agent and their respective counsel in determining the eligibility of a purchaser of Shares and the Subscriber agrees to indemnify and save harmless the Corporation and the Agent and their respective affiliates, shareholders, directors, officers, employees, counsel and agent against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at MegaWest Energy Corp., Suite 800, 926 - 5th Avenue S.W., Calgary, Alberta, T2P 0N7, Telephone: 403.984.6320; Fax: 403.984.6343; E-mail: kelly.sledz@megawestenergy.com, Attention: Kelly Sledz and the Agent at Tristone Capital Inc. at Suite 2020, 335 - 8th Avenue S.W., Calgary, Alberta, T2P 1C9; Telephone: 403.539.4347; Fax: 403.303.8658; E-mail: rsivadas@tristonecapital.com, Attention: Rita Sivadas, of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

8. The Subscriber acknowledges that the Agent has been appointed by the Corporation to act as the agent of the Corporation in connection with the Offering and, in connection therewith, the Corporation and the Agent have entered into or will enter into an agency agreement (the "Agency Agreement") pursuant to which the Agent, in connection with the Offering, will receive a fee from the Corporation. The Subscriber hereby irrevocably authorizes the Agent:

(a)

to negotiate and settle the form of any certificates to be delivered and any agreement to be entered into in connection with the Offering and to vary, amend, alter or waive, on its own behalf and on behalf of the purchasers of Shares, in whole or in part, or extend the time for compliance with, any of the conditions for completing the sale of the Shares in such manner and on such terms and conditions as the Agent may determine, acting reasonably, without in any way affecting the Subscriber's obligations or the obligations of such others hereunder; provided, however, that the Agent shall not vary, amend, alter or waive any such condition where to do so would result in a material adverse change to any of the material attributes of the Shares;

(b)	to allocate the Shares being offered pursuant to the Offering and in accordance with the terms of the Agency Agreement;

(c)

to act as its representative at the closing of the Offering with full power of substitution, as its true and lawful attorney and agent with the full power and authority in its place and stead to swear, execute, file and record any document necessary, to approve any opinions, certificates or other documents addressed to the Subscriber, to accept delivery of certificates representing the Shares on the Closing Date, to terminate this subscription on its behalf in the event that any condition precedent to the Offering has not been satisfied, to execute a receipt for such certificates and all other documentation, and to deliver such certificates to the Subscriber as set out in this Subscription Agreement promptly after the Closing Time; and

(d)	to complete or correct any errors or omissions in any form or document provided by the Subscriber, including this Subscription Agreement.

8	CANADA/OFFSHORE

9. The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the private placement, which includes, without limitation, determining the Subscriber's eligibility (or that of any Disclosed Beneficial Purchaser) to purchase the Shares under applicable securities laws, preparing and registering certificates representing the Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber's personal information (and that of any Disclosed Beneficial Purchaser) may be disclosed by the Corporation to (a) stock exchanges or securities regulatory authorities (including the Ontario Securities Commission as referred to below), (b) the Corporation's registrar and transfer agent, (c) Canadian tax authorities, and (d) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber (on its own behalf and on behalf of any Disclosed Beneficial Purchaser for whom it is contracting hereunder) consents to the foregoing collection, use and disclosure of the Subscriber's (and any Disclosed Beneficial Purchaser's) personal information. The Subscriber (on its own behalf and on behalf of any Disclosed Beneficial Purchaser for whom it is contracting hereunder) also consents to the filing of copies or originals of any of the Subscriber's documents delivered in connection with this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber (on its own behalf and on behalf of any Disclosed Beneficial Purchaser for whom it is contracting hereunder) further acknowledges that it has been notified by the Corporation (a) of the requirement to deliver to the Ontario Securities Commission (the "OSC") the full name, residential address and telephone number of the purchaser of the securities, the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution; (b) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation; (c) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (d) that the Administrative Assistant to the Director of Corporate Finance can be contacted at Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, or at (416) 593 8086, regarding any questions about the OSC's indirect collection of this information.

10. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Shares to the Subscriber shall be borne by the Subscriber.

11. The contract arising out of this Subscription Agreement and all documents relating thereto is governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta. Time is of the essence hereof.

12. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

13. The terms and provisions of this Subscription Agreement are binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for as otherwise herein provided, this Subscription Agreement is not assignable by any party hereto without prior written consent of the other parties.

14. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

15. Subject to section 8, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

16. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement does not affect the validity, legality or enforceability of any other provision hereof.

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17. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

18. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

19. In this Subscription Agreement (including attachments), references to "$" are in Canadian dollars and references to "U.S. $" are in US dollars.

EXHIBIT 1

REPRESENTATION LETTER

(FOR CANADIAN RESIDENT ACCREDITED INVESTORS)

TO:	MegaWest Energy Corp. (the "Corporation")

AND TO:	Tristone Capital Inc.

(Capitalized terms not specifically defined in this Exhibit have the meaning ascribed to them in the Subscription Agreement to which this Exhibit is attached)

     In connection with the execution by the undersigned Subscriber of the Subscription Agreement which this Representation Letter forms a part of, the undersigned Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.

The undersigned Subscriber is resident in the jurisdiction set out as the "Subscriber's Residential Address" on the face page of the Subscription Agreement and if the undersigned Subscriber is purchasing as agent for a Disclosed Beneficial Purchaser, the Disclosed Beneficial Purchaser is resident in the jurisdiction set out as the "Principal's Residential Address" on the face page of the Subscription Agreement.

2.

The undersigned Subscriber is either (a) purchasing the Shares as principal for its own account, (b) deemed to be purchasing the Shares as principal in accordance with section 2.3(3) or (5) of National Instrument 45- 106 entitled "Prospectus and Registration Exemptions" ("NI 45-106"), or (c) acting as agent for a Disclosed Beneficial Principal who is purchasing the Shares as principal for its own account.

3.

The undersigned Subscriber (or if the undersigned Subscriber is purchasing as agent for a Disclosed Beneficial Purchaser, the Disclosed Beneficial Purchaser) is an "accredited investor" within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Appendix A to this Representation Letter.

4.

The undersigned Subscriber (or if the undersigned Subscriber is purchasing as agent for a Disclosed Beneficial Purchaser, the Disclosed Beneficial Purchaser) was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106.

5.	Upon execution of this Exhibit 1 by the undersigned Subscriber, this Exhibit 1 and Appendix A hereto shall be incorporated into and form a part of the Subscription Agreement.

Dated: ______________________ , 2008.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from the
Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN
APPENDIX A ON THE FOLLOWING PAGES

APPENDIX A

TO EXHIBIT 1

NOTE: INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

     Accredited Investor (defined in National Instrument 45 106) means:

_____	(a)	a Canadian financial institution, or a Schedule III bank; or

_____	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

_____	(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

_____	(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

_____	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

_____	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada; or

_____	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec; or

_____	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

_____	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

_____	(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

_____	(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

_____	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

_____	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

_____	(n)	an investment fund that distributes or has distributed its securities only to

		(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [minimum amount investment] and 2.19 [additional investment in investment funds] of National Instrument 45-106, or

		(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [investment fund reinvestment] of National Instrument 45-106; or

_____	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebéc, the securities regulatory authority, has issued a receipt; or

_____	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

_____	(q)	a person acting on behalf of a fully managed account managed by that person, if that person

		(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

		(ii)	in Ontario, is purchasing a security that is not a security of an investment fund; or

_____	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

_____	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

_____	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45 106); or

_____	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

_____	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebéc, the regulator as

		(i)	an accredited investor, or

		(ii)	an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 came into force.

For the purposes hereof and the Subscription Agreement:

"affiliate" means an issuer connected with another issuer because

(a)	one of them is the subsidiary of the other; or

(b)	each of them is controlled by the same person;

"bank" means a bank named in Schedule I or II of the Bank Act (Canada);

"Canadian financial institution" means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

     "control person" has the same meaning as in securities legislation except in Ontario where control person means any person that holds or is one of a combination of persons that holds

(a)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

     "consultant" means for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

(a)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution;

(b)	provides the services under a written contract with the issuer or a related entity of the issuer, and

(c)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

     "director" means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

     "eligibility adviser" means a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed,

     "executive officer" means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(c)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(d)	performing a policy-making function in respect of the issuer;

     "financial assets" means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

     "foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

     "founder" means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the trade is actively involved in the business of the issuer;

     "fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

     "individual" means a natural person, but does not include

(a)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

(b)	a natural person in the person's capacity as trustee, executor, administrator or other legal personal representative;

     "investment fund" means a mutual fund or non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c.429 whose business objective is making multiple investments;

     "jurisdiction" means a province or territory of Canada except when used in the term "foreign jurisdiction";

     "local jurisdiction" means the jurisdiction in which the applicable Canadian securities regulatory authority is situate;

     "non-redeemable investment fund" means an issuer,

(a)	whose primary purpose is to invest money provided by its securityholders,

(b)	that does not invest,

(i) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund;

     "person" includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

     "regulator" means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101 opposite the name of the local jurisdiction;

     "related liabilities" means:

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)	liabilities that are secured by financial assets;

     "Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

     "spouse" means an individual who,

(c)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(d)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(e)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

     "subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.

EXHIBIT 2

REPRESENTATION LETTER

(FOR NON-CANADIAN RESIDENT INVESTORS
EXCLUDING U.S. PERSONS)

TO:	MegaWest Energy Corp. (the "Corporation")

AND TO:	Tristone Capital Inc.

(Capitalized terms not specifically defined in this Exhibit have the meaning ascribed to them in the Subscription Agreement to which this Exhibit is attached)

     In connection with the execution by the undersigned Subscriber of the Subscription Agreement which this Representation Letter forms a part of, the undersigned Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.

The undersigned Subscriber and (if applicable) any other purchaser for whom it is acting hereunder, is resident in the jurisdiction set out as the "Subscriber's Residential Address" on the face page of the Subscription Agreement (the "Foreign Jurisdiction") and the undersigned Subscriber certifies that it and (if applicable) any other purchaser for whom it is acting hereunder is not resident in or otherwise subject to applicable securities laws of any province or territory of Canada.

2.

The undersigned Subscriber and (if applicable) any other purchaser for whom it is acting hereunder, is a purchaser which is purchasing the Shares pursuant to an exemption from any prospectus or securities registration or similar requirements under the applicable securities laws of the Foreign Jurisdiction or any other securities laws to which the Subscriber and (if applicable) any other purchaser for whom the Subscriber is acting hereunder are otherwise subject.

3.	If the undersigned Subscriber, or any other purchaser for whom it is acting hereunder, is resident in or otherwise subject to applicable securities laws of the United Kingdom:

(a)

the Subscriber is either: (i) purchasing the Shares as principal for its own account, (ii) acting as agent for a Disclosed Beneficial Purchaser who is disclosed on the face page of the Subscription Agreement and who is purchasing the Shares as principal for its own account; or (iii) purchasing the Shares on behalf of discretionary client(s) in circumstances where section 86(2) of the Financial Services and Markets Act 2000 ("FSMA") applies;

(b)

the Subscriber (and if the undersigned Subscriber is purchasing as agent for a Disclosed Beneficial Purchaser, the Disclosed Beneficial Purchaser) is a person in the United Kingdom: (i) who is a "qualified investor" for the purposes of section 86(7) of the FSMA, (ii) is such a person as is referred to in Article 19 (investment professionals) or 49 (high net worth companies etc) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; and (iii) has complied with and undertakes to comply with all applicable provisions of the FSMA and other applicable securities laws with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(c)

it confirms that, to the extent applicable to it, it is aware of, has complied and will comply with its obligations in connection with the Criminal Justice Act 1993, the Proceeds of Crime Act 2002 and Part VIII of the FSMA, it has identified its clients in accordance with the Money Laundering Regulations 2003 (the "Regulations") and has complied fully with its obligations pursuant to the Regulations and will, as a condition precedent of any acceptance of this subscription, provide all such information and documents as may be required in relation to it (or any person on whose behalf it is acting as agent) that may be required by the Corporation or any agent or person acting for it in order to discharge any obligations under the Regulations.

4.

The purchase of Shares by the Subscriber, and any other purchaser for whom it is acting hereunder, does not contravene any of the applicable securities laws in the Foreign Jurisdiction or any other securities laws to which the Subscriber and (if applicable) any other purchaser for whom the Subscriber is acting hereunder are otherwise subject and does not result in: (i) any obligation of the Corporation to prepare and file a prospectus, an offering memorandum or similar document; or (ii) any obligation of the Corporation to make any filings with or seek any approvals of any kind from any regulatory body in such jurisdiction or any other ongoing reporting requirements with respect to such purchase or otherwise; or (iii) any registration or other obligation on the part of the Corporation under the applicable securities laws in the Foreign Jurisdiction or any other securities laws to which the Subscriber and (if applicable) any other purchaser for whom the Subscriber is acting hereunder are otherwise subject.

5.	The Shares are being acquired for investment purposes only and not with a view to the resale or distribution of all or any of the Securities.

6.

The Subscriber, and any other purchaser for whom it is acting hereunder, are knowledgeable of, and have been independently advised as to, the securities laws of the Foreign Jurisdiction or any other securities laws to which the Subscriber and (if applicable) any other purchaser for whom the Subscriber is acting hereunder are otherwise subject.

7.	Upon execution of this Exhibit 2 by the undersigned Subscriber, this Exhibit 2 shall be incorporated into and form a part of the Subscription Agreement.

Dated: ________________ , 2008.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from the
Subscriber)

Title